Exhibit 99.1


       INTERSTATE BAKERIES CORPORATION ANNOUNCES SALES AND DELIVERY ROUTE CONSOLIDATIONS IN NORTH CENTRAL, SOUTH CENTRAL AND SOUTHEAST PROFIT CENTERS

  NO FURTHER BAKERY CLOSINGS IN THOSE PROFIT CENTERS ARE CURRENTLY ANTICIPATED


         KANSAS CITY, MISSOURI - NOVEMBER 22, 2005 - Interstate Bakeries Corporation (OTC: IBCIQ.PK) ("IBC") said today that it plans to consolidate sales and retail operations in its North Central, South Central and Southeast profit centers (PCs) by standardizing distribution and consolidating delivery routes and bakery outlets throughout the individual PCs. The company's 16 bakeries within these regions are currently expected to remain open.

         As previously announced, IBC has been undergoing a review of its 10 PCs around the nation, identifying areas in which it can improve operating efficiencies in production, distribution, marketing and sales. The company expects the PC consolidations announced today to be completed by mid- to late December, subject to bankruptcy court approval. These consolidations are expected to affect approximately 450 workers. Following these consolidations, IBC will have completed the restructuring of nine of its ten PCs and closed seven bakeries. IBC had originally anticipated completing its PC consolidation process by the end of the year. Due in part to the temporary deferral of this process while discussions with union leaders were continuing as previously announced, IBC currently expects to complete the last of its PC consolidations, the one affecting its Upper Midwest PC, in the first quarter of calendar 2006.

          The company's preliminary estimate of charges to be incurred in connection with the consolidations in the North Central, South Central and Southeast PCs announced today is approximately $3.0 million, including approximately $1.0 million of severance charges and approximately $2.0 million in other charges, with virtually all such charges resulting in future cash expenditures. In addition, the company intends to spend approximately $3.0 million in capital expenditures and accrued expenses to implement the consolidation.

         IBC also provided information on its planned closing of its bakery in Lakewood, Washington, and the consolidation of routes, depots and bakery outlets in its Northwest PC. The company previously announced these actions on October 18, and said that the closing of the Lakewood bakery would affect approximately 200 bakery employees and an undetermined number of additional employees due to the consolidation. The new information reflects that approximately 300 non-bakery production employees will be affected by the consolidation of routes, depots and bakery outlets in the Northwest. The company's estimate of charges to be incurred in connection with the consolidation of delivery routes and bakery outlets in the Northwest PC is approximately $2.0 million, including approximately $1.0 million of severance charges, approximately $0.5 million in asset impairment charges and approximately $0.5 million in other charges. IBC further estimates that approximately $1.5 million of such costs will result in future cash expenditures. In addition, the company intends to spend approximately $2.5 million in capital expenditures and accrued expenses to implement the consolidation.

         As previously disclosed, IBC currently contributes to more than 40 multi-employer pension plans as required under various collective bargaining agreements, many of which are underfunded. The portion of a plan's underfunding allocable to a specific employer that is deemed to be totally or partially withdrawing from the plan as the result of downsizing, job transfers or otherwise is referred to as "withdrawal liability." Certain of the pension plans have filed proofs of claim in IBC's Chapter 11 case alleging that partial withdrawals by IBC have already occurred. IBC disputes these claims; however, there is a risk that the consolidation announced today could significantly increase the amount of IBC's liability if a total or partial withdrawal from the multi-employer pension plans covering employees in the North Central, South Central and Southeast PCs were found to have occurred. IBC is conducting the North Central, South Central and Southeast PC consolidations in a manner that it believes will not constitute a total or partial withdrawal from the relevant multi-employer pension plans. Nevertheless, due to the complex nature of such a determination, no assurance can be given that withdrawal claims based upon IBC's prior action or resulting from this consolidation or future consolidations will not result in significant liabilities for IBC. Should a total or partial withdrawal be found to have occurred, the amount of any total or partial withdrawal liability arising from the underfunded multi-employer pension plans to which IBC contributes would likely be material and could adversely affect the company's financial condition and, as a general unsecured claim, could affect any potential recovery to our constituencies.

         IBC filed for bankruptcy protection on September 22, 2004, citing liquidity issues resulting from declining sales, a high fixed-cost structure, excess industry capacity, rising employee healthcare and pension costs and higher costs for ingredients and energy. The company continues to operate its business in the ordinary course as a debtor-in-possession. Since April 2005, the company has announced the closings of bakeries in Miami, Florida; Charlotte, North Carolina; Davenport, Iowa; Lakewood, Washington; and New Bedford, Massachusetts; along with two bakeries in San Francisco, California, and the consolidation of production, routes, depots and bakery outlets in its Florida, Mid-Atlantic, Northeast, Northwest, Southern and Northern California PCs.

About the Company

          Interstate Bakeries Corporation is one of the nation's largest wholesale bakers and distributors of fresh-baked bread and sweet goods, under various national brand names, including Wonder((R)), Baker's Inn((R)), Merita((R)), Hostess((R)) and Drake's((R)). The company is headquartered in Kansas City.

Cautionary Statement Regarding Forward-Looking Statements and Other Matters
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         Some information contained in this press release may be
forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements that reflect, when made, the company's views with respect to current events and financial performance. These forward-looking statements can be identified by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should" and "continue" or similar words. These forward-looking statements may also use different phrases. All such forward-looking statements are and will be subject to numerous risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, without limitation: successful resolution of any deficiencies in the company's newly implemented financial reporting systems; the ability of the company to continue as a going concern; final determination of anticipated significant asset impairment charges; the ability of the company to obtain court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time; the ability of the company to operate pursuant to the terms of its DIP financing facility; the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; risks associated with failing to obtain court approval for one or more extensions to the exclusivity period for the company to propose and confirm one or more plans of reorganization or with third parties seeking and obtaining court approval to terminate or shorten any such exclusivity period, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; the ability of the company to obtain and maintain adequate terms with vendors and service providers; the potential adverse impact of the Chapter 11 proceeding on the company's liquidity or results of operations; the ability of the company to finalize, fund and execute its business plan; the ability of the company to attract, motivate and/or retain key executives and employees; changes in our relationship with employees and the unions that represent them; increased costs and uncertainties related to periodic renegotiation of union contracts; increased costs and uncertainties with respect to the accounting treatment of a defined benefit pension plan to which we contribute; finalization of our review and, if applicable, the independent audit of our historical financial statements; the results of an SEC investigation concerning the company's financial statements following the company's announcement that the Audit Committee of its Board of Directors had retained independent counsel to investigate the company's manner of setting its workers' compensation and other reserves; the delayed filing with the SEC of the company's fiscal 2004 and 2005 Forms 10-K and fiscal 2005 and 2006 Forms 10-Q; the company's on-going internal review of the setting of its workers' compensation and auto/general liability reserves; risks associated with the company's restructuring process, including the risk that the PC review and bakery and route consolidations could fail to achieve the desired results; the impact of any withdrawal liability arising under the company's multiemployer pension plans as a result of prior actions or current consolidations; the impact of non-cash charges to fixed capital assets on prior periods; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; future product recalls or safety concerns; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party, including the securities class actions filed after our February 11, 2003 press release; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the SEC, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

         Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 proceeding to each of these liabilities and/or securities. Accordingly, the company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.